Exhibit 10.10

Employment Agreement                                                    1

                      NORSTAR COMMUNICATIONS, INC.
                          EMPLOYMENT AGREEMENT
                          --------------------

           FOR GABRIELLE RUELAS, VICE PRESIDENT OF OPERATIONS



     This revised Agreement is entered into on this 1st day of February, 2002, in the City of Irvine, California, by and between NORSTAR COMMUNICATIONS, INC., a California Corporation (hereinafter referred to as "COMPANY") and GABRIELLE RUELAS (hereinafter referred to as
"EMPLOYEE") and collectively called the "Parties".   As of the date of
the signing of this Agreement, Mark Ellis is serving as Chief Executive Officer for the Company, referred to in this Agreement as "C.E.O.".

     This revised Employment Agreement (hereinafter referred to as "Agreement") is entered into by and between Company and Employee as follows:


                              1.  RECITALS

     1.1 Company owns and operates a Long Distance and Internet Company engaging in Long Distance Telephone and ISP services to the business and individual customers, commonly known as "VoIP". The principle place of business of Company is 18200 Von Karman Avenue, Suite No. 900, Irvine, California 92612.

     1.2 The Company, due to consolidation and/or transfer of all or substantially all of the assets of Company, the provisions of the Employee Agreement executed on or about March 23, 2001 need
          to be modified accordingly.    For the surviving Company or
          when a Merger and Acquisition occurs of a publicly held corporation, this Agreement will be available for public review; therefore, the Parties believe it is in their mutual best interests to modify their original agreement. Consideration is hereby provided by COMPANY by revising the Stock Option Provisions of the original Agreement (Paragraph
          4.1 of agreement signed March 23, 2001), and by adding an additional week's Vacation Time, and changing the five-day "Sick Leave" to "Personal Time", EMPLOYEE, by her signature below, consents to the modification of the original Agreement and accepts the consideration provided by COMPANY.

     1.3 EMPLOYEE is employed by COMPANY as Vice President of Operations is responsible for the Information Technology, daily business operations, billing and provisioning functions and processes.

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Employment Agreement                                                    2

     1.4 The parties hereto desire to reconfirm their Agreement executed on February 5, 2001; and to confirm that the following terms and conditions have been added to their Agreement and is a complete statement of their respective responsibilities to be rendered herein during the term of this Agreement.

     1.5 The C.E.O. has represented to Employee that she has the power and authority to bind the Company and any successor to accept the revised terms and conditions of this Agreement.


NOW THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, the parties agree as follows:


              2. EMPLOYMENT AS VICE PRESIDENT OF OPERATIONS

     2.1 COMPANY hereby employs EMPLOYEE as Vice President of Operations and EMPLOYEE hereby accepts employment with COMPANY for period of three years beginning February 5, 2001. This Agreement may be terminated earlier as hereinafter provided.


               3.  DUTIES AND RESPONSIBILITIES OF EMPLOYEE

     3.1 The Vice President of Operations is responsible for the day-to-day performance of Company and will supervise and manage personnel, develop appropriate procedures, conduct employee meetings and trainings as appropriate that report to the Vice President of Operations. EMPLOYEE will work with department managers to integrate information and processes between departments. The C.E.O. will work with the Vice President of Operations regarding personnel, equipment and other resources to insure flow of operations for the COMPANY.

     3.2 EMPLOYEE is hereby given responsibilities and perform such other duties and responsibilities as may be set forth in the Employee Manual, incorporated herein by this reference, or as directed by C.E.O.

     3.3 The duties of EMPLOYEE may be changed from time to time by the mutual consent of COMPANY and EMPLOYEE without resulting in a rescission of this contract. Notwithstanding any such change the employment of EMPLOYEE shall be construed as continuing under this Agreement as modified.


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Employment Agreement                                                    3

     3.4 EMPLOYEE agrees to participate in orientation and service training programs designated by COMPANY, and to comply with all training requirements and policies, established from time to time, by COMPANY.

     3.5 EMPLOYEE agrees to comply with all applicable policies of COMPANY including, but not limited to, personnel and employment qualifications, employment policies and procedures, etc. EMPLOYEE further agrees that all activities carried out by him, pursuant to this Agreement, shall be carried out without discrimination on the basis of age, sex, physical or mental handicap, race, color, religion, ancestry, or national origin.


                       4.  PERFORMANCE EVALUATION

     4.1 Employee's performance shall be reviewed on an annual basis by a procedure approved by the C.E.O. of COMPANY.


                            5.  COMPENSATION

     5.1 For all services to be rendered by EMPLOYEE on behalf of COMPANY, COMPANY agrees to pay, and EMPLOYEE agrees to accept compensation as follows:

          (a) $65,000 first six months base salary (payable weekly); beginning on February 5, 2001. Then starting on August 1, 2001, base salary increase to $70,000. Second year base salary of $75,000, and third year base salary of $85,000.

          (b) 200,000 (two hundred thousand) shares of common stock of COMPANY, ownership of said stock shall vest with EMPLOYEE in twelve months; vesting beginning February 5, 2001.

          (c) The Options of 100,000 (one hundred thousand) shares of common stock to be granted with vesting over a twelve-month period vesting at 1/12 per month, starting February 5, 2001. Option price to be $1.00 for first option, $1.50 for second option, $2.00 for third option for the purchase of one share of common stock of COMPANY.

          (d) Subsequent to the vesting date, shares shall remain the sole property of EMPLOYEE regardless of change in ownership and/or control of COMPANY, unless EMPLOYEE and only EMPLOYEE exercises her right in the sale or transfer of such stock;

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Employment Agreement                                                    4

          (e) If COMPANY undergoes, engages in, is subject to, or is involved in a change, transfer, buy out, merger, acquisition, or any modification in the business practices of COMPANY, EMPLOYEE shall retain ownership of her shares in COMPANY or the monetary equivalent thereto (as to stock ownership) of any new business entity which results or is formed;

          (f) EMPLOYEE shall receive three (3) weeks' paid vacation (15 working days) after first and second year, and four weeks (20 working days) after third year, with no more than three weeks taken concurrently, unless given permission in writing by C.E.O. Vacation time will not accrue as long as EMPLOYEE remains employed by COMPANY, unless prior approval has been obtained in writing by C.E.O. Any earned or unused vacation time shall be paid to EMPLOYEE if EMPLOYEE either voluntarily leaves COMPANY or is terminated by COMPANY;

          (g) EMPLOYEE shall receive five days of paid Personal Time per year. Unused accrued Personal Time has no cash value and will not be paid at termination;

          (h) EMPLOYEE shall be included in any and all of COMPANY'S medical, optical, workers compensation, and all other health benefits and retirement plans COMPANY may have (whether they exist at the time of this Agreement is executed or any time thereafter), Benefits shall be granted immediately upon execution of this Agreement, if available by COMPANY;

          (i) EMPLOYEE shall receive severance pay upon involuntary termination of her employment. Such severance pay shall include two weeks' salary (measured at the time of termination).

     5.2 EMPLOYEE understands that other type(s) of compensation may be paid to EMPLOYEE other than that stated in paragraph 5.1.


              6.  CONFIDENTIAL AND PROPRIETARY INFORMATION

     6.1 In the course of her employment, EMPLOYEE may have access to COMPANY'S confidential information and trade secrets, including confidential records, data specification, manuals, policies and procedures, client lists and other items of proprietary and/or confidential information which are the property of COMPANY and used in the regular course of its business. During EMPLOYEE's employment and for three (3) years thereafter, EMPLOYEE warrants that she will not, directly or indirectly, disclose or use any such information for her personal benefit or for the benefit of any third party or to the detriment of COMPANY, except as required in the regular course of her employment with COMPANY. However, such confidential information may be disclosed with the written consent of C.E.O.

     6.2 EMPLOYEE shall not use any confidential information or circulate it to any other person or persons, except when specifically authorized in advance by COMPANY and then only to the extent necessary for accomplishing any purpose C.E.O. or COMPANY may specify in writing.

     6.3 Employee agrees that copies of confidential information may not be made without the express written permission of COMPANY and that all such copies shall be returned to COMPANY, along with the originals.

     6.4 EMPLOYEE acknowledges and agrees that the sale or unauthorized use or disclosure of any of COMPANY's trade secrets and information technology that may be construed as Proprietary and obtained by EMPLOYEE during the course of her employment, is to
          be constituted as unfair competition.   EMPLOYEE promises and
          agrees not to engage in any unfair competition with COMPANY at any time, whether during or following the completion of assigned duties as Vice President of Operations.


                             7.  COMPETITION

     7.1 During the term of this Agreement, Employee shall not permit her name to be used by, be engaged with, or carry on (either for himself or as a member of a partnership, or as a stockholder, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, or corporation) any business that is competitive with or adverse to Company.


                             8.  TERMINATION

     8.1 COMPANY shall have the right to terminate this Agreement for any of the following reasons by serving written notice upon
          EMPLOYEE:

          (a) For willful breach of any covenant and condition of employment, habitual neglect of, willful failure to perform, or inability to perform, EMPLOYEE's duties and obligations as VICE PRESIDENT OF OPERATIONS;

          (b) For illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any conduct detrimental to the interests of COMPANY;

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Employment Agreement                                                    6


          (c) For physical or mental disability rendering EMPLOYEE incapable of performing her duties for a consecutive period of 180 days, or by death;

          (d) Determination by C.E.O. that the continued employment of VICE PRESIDENT OF OPERATIONS is detrimental to the best interests of COMPANY. If said matter of termination comes before the COMPANY's Board of Directors, the Board of Directors shall have the sole and absolute discretion as to whether or not continued employment is in the best interests of COMPANY.

     8.2 In the event of termination of this Agreement, EMPLOYEE shall be entitled to the compensation earned prior to the date of termination, as provided for in this Agreement, computed pro rata, up to and including that date.

     8.3 This Agreement shall not be terminated by any merger or consolidation in which COMPANY is not the consolidated or surviving corporation, by the transfer of all or substantially all of the assets of COMPANY, or by the voluntary or involuntary dissolution of COMPANY.

     8.4 In the event of any merger or consolidation or transfer of assets, the surviving or resulting corporation or the transferee of COMPANY's assets shall be bound by and shall have the benefit of the provisions of this Agreement. COMPANY shall take all actions necessary to insure that such a corporation or transferee is bound by the provisions of this Agreement.


                           9.  CLIENT RECORDS

     9.1 It is expressly understood that all documents and/or records provided to EMPLOYEE by COMPANY constitute proprietary information and is the property of COMPANY and upon termination of her employment, EMPLOYEE shall not have access to such records or documents.

                             10.  ASSIGNMENT

     10.1 Nothing contained in this Agreement shall be construed to permit assignment by EMPLOYEE, of any rights or duties under this Agreement. Any such assignment is expressly prohibited.

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Employment Agreement                                                    7

                    11.  DISPUTE RESOLUTION/MEDIATION

     11.1 In the event that there is any dispute as to any items subject to this Agreement, including, but not limited to, the extent, quality, manner and location of duties and services to be rendered and compensation to be paid, such disagreement shall first be submitted to the C.E.O. of Company for resolution and if not resolved by and between the parties, shall then be submitted to the Board of Directors of COMPANY. Any dispute related to the interpretation or enforcement of this Agreement that is not resolved by the C.E.O. or the Board of Directors, the Parties agree that it first shall be submitted to Mediation. If Mediation is not successful in resolving the entire dispute, any outstanding issues shall be submitted to final and binding arbitration in accordance with the rules established by the American Arbitration Association. The arbitrator's award shall be final and judgment may be entered upon it by any Court having competent jurisdiction. If either party hereto shall institute any legal or other proceedings to enforce or interpret any rights hereunder or terms thereof, the prevailing party in such action will be entitled to reasonable Attorney fees and all court costs. Jurisdiction and venue shall be in the County of Orange, State of California.


                     12.  COSTS AND ATTORNEYS' FEES

     12.1 In the event that either party hereto shall bring any such action to enforce any provision of this Agreement, pursuant to Paragraph 11, or as a result of any default in the performance of any provision of this Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses, including reasonable Attorney's fees, incurred by such prevailing party in connection with such action.


                          13.  ENTIRE AGREEMENT

     13.1 This Agreement constitutes the entire Agreement between the parties hereto with respect to the employment of EMPLOYEE by COMPANY, and contains all the covenants and agreements between the Parties and supersedes all prior agreements. Any modification of this Amended Agreement will become effective only if in writing, dated and signed by the Parties.


                  14.  MONIES DUE EMPLOYEE IF DECEASED

     14.1 If EMPLOYEE dies prior to the expiration of the term of employment, any monies that may be due from COMPANY, under this Agreement, as of the

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Employment Agreement                                                    8

          date of EMPLOYEE's death, should be paid to EMPLOYEE's executives, administrators, heirs, personal representatives, successors, and assigns.


                           15.  CALIFORNIA LAW

     15.1 This Agreement shall be governed by and construed in accordance with the Laws of the State of California.


                              16.  NOTICES

     16.1 All notices or other communication that either party may desire or may be required to deliver to the other party, may be delivered in person or by depositing same in the United States mail, postage prepaid, Certified or Registered Mail, addressed as follows:

                         If to Employee:

                              GABRIELLE RUELAS
                              39 Rhode Island
                              Irvine, CA  92606


                         If to Company:

                              Mark Ellis, C.E.O.
                              Norstar Communications, Inc.
                              18200 Von Karman Avenue, Suite 900
                              Irvine, CA  92612


                         17.  FURTHER DOCUMENTS

     17.1 The Parties hereto agree to execute any further documents and to take such further actions that may be necessary or appropriate in order to carry out the purposes of this Agreement.


                          18.  VIOLATION OF LAW

     18.1 In the event it is determined that any part of this Agreement is in violation of applicable law, the parties agree to negotiate, in good faith, to amend this Agreement as is necessary to conform to the Law.

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Employment Agreement                                                    9


                              19.  WAIVERS

     19.1 Any waiver of any term, covenant or condition of this Agreement by any party hereto, should not be effective unless set forth in writing, signed by the party granting such waiver and the other party thereto. If a partial waiver is granted or agreed to by the parties, in no event shall any such waiver be deemed to be a waiver of any other term, covenant or condition of this Agreement.


                          20.  CONTRACT REVIEW

     I hereby agree to the above Revised AGREEMENT TO COVER MY employment Contract period and certify that I have read the foregoing and fully understand the meaning and effect thereof, and intend to be legally bound. This Agreement is executed on this 1st day of February, 2002, in Irvine, California.


By:  /s/ BARIELLE RUELAS                          February 1, 2002
   -----------------------------------            ----------------
     GABRIELLE RUELAS, Employee                   Date


By:  /s/ MARK ELLIS                               February 1, 2002
   -----------------------------------            ----------------
     Mark Ellis, C.E.O. of Norstar                Date
     Communications, Inc.








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